Exhibit 10.30

EXECUTION VERSION

AMENDMENT TO TRANSITION EQUITY GRANT PARTICIPATION AGREEMENT

This AMENDMENT TO TRANSITION EQUITY GRANT PARTICIPATION AGREEMENT (this “Amendment”) is made and entered into as of January 23, 2019, by and among Atlantic Power Services,  LLC, a limited liability company formed under the laws of Delaware  (“Atlantic Services”) and James Moore (the “Participant”).

WHEREAS, Atlantic Services and the Participant entered into that certain Transition Equity Grant Participation Agreement (the “Agreement”) dated as of January 22, 2015;

WHEREAS, Atlantic Services and the Psarticipant desire to amend the Agreement as set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1.           Section 2(e):  Section 2(e)  of the Agreement is hereby deleted in its entirety and the following shall be inserted in its place:

“e.         Without Cause or for Good Reason.  In the event of the termination of the Participant’s employment (i) by Atlantic Services or its affiliates without Cause, or (ii) by the Participant for Good Reason, including a CIC Termination (as defined in the Employment Agreement), the Transition Notional Shares shall vest on the Participant’s Date of Termination.

2.           Section 2:  Section 2  of the Agreement is hereby amended by inserting the following as Section 2(f) and Section 2(g):

“f.         Change in Control.  In the event of a Change in Control (as defined in the Employment Agreement), the Performance-Based Notional Shares shall vest effective the date immediately prior to the first to occur of (i) the Participant’s Disability or (ii) the Participant’s voluntary termination of his employment after attaining the age of 62.  For the avoidance of doubt, in connection with or following a Change in Control, the Performance-Based Notional Shares may also vest pursuant to Section 2(a) or Section 2(e) hereof.

g.           Clarification of Vesting Date.  For the avoidance of doubt, in the event Transition Notional Shares vest as a result of the application of Section 2(a) hereof, Section 2(e) hereof or Section 2(f) hereof, the date of such vesting shall be the “Vesting Date” with respect to such Transition Notional Shares.”

3.           Section 5:  Section 5 of the Agreement  is hereby amended by inserting the following as Section 5(d):

“d.         Redemption Upon or Following a  Change in Control.  Notwithstanding Section 5(a), Section 5(b) or Section 5(c) above, effective as of the Vesting Date occurring in connection with or following a Change in Control, the Committee shall cause the Performance-Based Notional Shares to be settled in cash in accordance with the terms of Section 5(b) hereof.”

4.           Section 7:  Section 7 of the Agreement is hereby amended by deleting the words “Atlantic Holdings” and replacing such words with the following:

“Atlantic Services”

5.           Section 12(g):  Section 12(g) of the Agreement is hereby deleted in its entirety and the following shall be inserted in its place:

“g.         “Market Price per Common Share” means, on any date in respect of the Common Shares prior to a Change in Control, the volume weighted average United States dollar closing price of Common Shares on the New York Stock Exchange (the “NYSE”) for the fourteen trading days immediately preceding the applicable day (or, if the Common Shares are not then listed and posted for trading on the NYSE, on such stock exchange (including the TSX) on which the Common Shares are listed and posted for trading as may be selected for such purpose by the Company), or upon or following a  Change in Control, the value of a Common Share (or the value of cash, stock or other property received with respect to such Common Share) at the consummation of such Change in Control; and”

6.           Section 13:  The Agreement is hereby amended by inserting the following as Section 13:

“13.       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to its principles of conflicts of law.”

7.           Miscellaneous.

(a)         This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(b)         All terms and provisions of the Agreement not amended hereby shall remain in full force and effect.  From and after the date hereof, all references to the term “Agreement” in this Amendment and the original Agreement shall include the terms contained in this Amendment.

(c)         This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to its principles of conflicts of law.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Atlantic Power Services, LLC

By: /s/ Terrence Ronan
Name: Terrence Ronan
Title: Vice President

/s/ James J. Moore, Jr.
James J. Moore, Jr.

[Signature Page to Amendment to Transition Equity Grant Participation Agreement]